UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 13, 2006

First Potomac Realty Trust
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-31824	37-1470730
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7600 Wisconsin Avenue, 11th Floor, Bethesda, Maryland		20814
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	301-986-9200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On April 13, 2006, the Compensation Committee of the Board of Trustees of First Potomac Realty Trust (the "Company") approved 2006 awards of restricted common shares for each of the Company’s executive officers. These awards are summarized in the following table:

Douglas J. Donatelli
President and Chief Executive Officer

Common Shares:
17,081

Nicholas R. Smith
Executive Vice President, Chief Investment Officer

Common Shares:
12,692

Barry H. Bass
Executive Vice President, Chief Financial Officer

Common Shares:
11,713

James H. Dawson
Executive Vice President, Chief Operating Officer

Common Shares:
11,713

Joel F. Bonder
Executive Vice President, General Counsel and Secretary

Common Shares:
6,600

Michael H. Comer
Senior Vice President, Chief Accounting Officer

Common Shares:
4,400

Timothy M. Zulick
Senior Vice President, Leasing

Common Shares:
3,850

Approximately 45% of the 2006 restricted common shares awarded to each of the executive officers listed above are subject to a restricted common share award agreement that provides for 100% vesting on January 1, 2010, provided that the respective executive officer remains employed with the Company on such date. The remaining 55% of the 2006 restricted common share awards set forth above are subject to a separate restricted common share award agreement that provides for vesting based on the attainment of certain performance goals. Pursuant to this agreement, (i) 25% of the shares will vest on the day on which the total return to the Company’s shareholders for the period commencing January 1, 2006 equals at least 40% for ten consecutive business days, provided, however, that such shares shall be forfeited if such condition is not satisfied prior to January 1, 2010; (ii) 25% of the shares will vest on the day on which the total return to the Company’s shareholders for the period commencing January 1, 2006 equals at least 50% for ten consecutive business days, provided, however, that such shares shall be forfeited if such condition is not satisfied prior to January 1, 2011; (iii) 25% of the shares will vest on the day on which the total return to the Company’s shareholders for the period commencing January 1, 2006 equals at least 65% for ten consecutive business days, provided, however, that such shares shall be forfeited if such condition is not satisfied prior to January 1, 2012; and (iv) the remaining 25% of the shares will vest on the day on which the total return to the Company’s shareholders for the period commencing January 1, 2006 equals at least 80% for ten consecutive business days, provided, however that such shares shall be forfeited if such condition is not satisfied prior to January 1, 2013. Total shareholder return will include the appreciation in the price of the Company’s common shares on the New York Stock Exchange plus any distributions made to its shareholders. Pursuant to these agreements, the executive officers will have the right to vote and receive dividends on the outstanding unvested restricted common shares.

Trustee Restricted Common Share Awards:

On May, 26, 2006, our Board of Trustees approved 2006 awards of restricted common shares for each of the Company’s non-employee trustees. Each of the non-employee trustees was awarded 1,500 restricted common shares, other than our chairman, Louis T. Donatelli, who was awarded 3,000 restricted common shares. The restricted common shares awarded to these trustees will vest (i) 25% on August 26, 2006, (ii) 25% on November 26, 2006, (iii) 25% on February 26, 2007, and (iv) 25% on May 26, 2007.

The form of restricted common share award agreement for officers and for trustees are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated by reference herein. Each restricted common share award agreement entered into by officers and trustees is substantially similar to the form of restricted common share award agreement filed as Exhibit 10.1 and 10.2, respectively, other than vesting restrictions and amounts, which are described above.

Item 2.02 Results of Operations and Financial Condition.

On July 12, 2006 the Company issued a press release announcing certain preliminary financial results of the Company for the three months ended June 30, 2006. A copy of the press release is furnished herewith as Exhibit 99.1 to this report on Form 8-K and is incorporated herein by reference.
In accordance with General Instructions B.2 and B.6 of Form 8-K, the information included in Items 2.02 and 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 hereto), shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or Securities Act of 1933, as amended, except as shall be expressly set fourth by specific reference in such a filing.

Item 7.01 Regulation FD Disclosure.

The disclosure contained in Item 2.02 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Form of Restricted Common Share Award Agreement for Officers.
10.2 Form of Restricted Common Share Award Agreement for Trustees.
99.1 Press release dated July 12, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Potomac Realty Trust

July 12, 2006	By:	/s/ Barry H. Bass

Name: Barry H. Bass
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Form of Restricted Common Share Award Agreement for Officers.
10.2	Form of Restricted Common Share Award Agreement for Trustees.
99.1	Press release dated July 12, 2006.